Exhibit 21.1
Sabra Subsidiaries

Jurisdiction of Incorporation

Sabra Health Care REIT, Inc.	Maryland
Sabra Health Care, L.L.C.	Delaware
Sabra Health Care Limited Partnership	Delaware
Sabra Beavercreek Preferred Equity, LLC	Delaware
Sabra LBG Beavercreek JV, LLC (Joint Venture)	Delaware
Beavercreek Senior Partners, LLC (Joint Venture)	Indiana
Sabra Beaumont Preferred Equity, LLC	Delaware
Sabra LBG JV, LLC (Joint Venture)	Delaware
Beaumont Senior Partners, LLC (Joint Venture)	Indiana
Sabra Montana, LLC	Delaware
Sabra California II, LLC	Delaware
Sable-Aurora, LLC	Colorado
Sabra North Conway, L.L.C.	New Hampshire
C.H.P. Limited Liability Company	New Hampshire
C.H.R. Limited Liability Company	New Hampshire
DJB Realty L.L.C.	New Hampshire
SB Fountain City, LLC	Georgia
SB New Martinsville, LLC	West Virginia
Reservoir Real Estate Holdings, LLC	Delaware
Sabra Idaho, LLC	Delaware
Oakhurst Manor Nursing Center LLC	Massachusetts
Sunset Point Nursing Center LLC	Massachusetts
Sabra New Mexico, LLC	Delaware
Connecticut Holdings I, LLC	Delaware
Orchard Ridge Nursing Center LLC	Massachusetts
Sabra Connecticut II, LLC	Delaware
HHC 1998-1 Trust	Massachusetts
Northwest Holdings I LLC	Delaware
395 Harding Street, LLC	Delaware
1104 Wesley Avenue, LLC	Delaware
Kentucky Holdings I, LLC	Delaware
Sabra Health Care Holdings I, LLC	Delaware
C.H.W. Limited Liability Company	New Hampshire
Sabra Nashua, L.L.C.	New Hampshire
Elms Haven-Thornton, LLC	Colorado
Park Place AL, LLC	Indiana
Sabra California I, LLC	Delaware
Sabra Deer Lodge, LLC	Delaware
Sabra Hagerstown, LLC	Delaware
Sabra McKinley, LLC	Delaware
Sabra Missouri River, LLC	Delaware
Sabra San Juan, LLC	Delaware
Sabra Health Care Holdings II, LLC	Delaware
Arden Real Estate Holdings, LLC	Delaware
Sabra Bedford Hills, LLC	Delaware
Sabra Forest Hills, LLC	Delaware

Langdon Place of Dover, General Partnership	New Hampshire
Langdon Place of Keene Limited Partnership	New Hampshire
L.P.E., General Partnership	New Hampshire
Sabra Health Care Holdings V, LLC	Delaware
Sabra Health Care Holdings VI, LLC	Delaware
Sabra Capital Corporation	Delaware
Sabra Health Care Holdings III, LLC	Delaware
Sabra New Dawn Colorado Springs, LLC (Joint Venture)	Delaware
New Dawn Assisted Living Real Estate Company, LLC No. 6 (Joint Venture)	Nevada
Sabra North Carolina GP, LLC	Delaware
Sabra Celebration Preferred Equity, LLC	Delaware
Sabra Health Care Holdings IV, LLC	Delaware
Sabra Lake Drive, LLC	Delaware
Bay Tree Nursing Center LLC	Massachusetts
West Bay Nursing Center LLC	Massachusetts
Sabra Kentucky, LLC	Delaware
Sabra North Carolina, L.P.	Delaware
Sabra Ohio, LLC	Delaware
New Hampshire Holdings, LLC	Delaware
Sabra FHAPT, LLC	Delaware
Sabra Health Care Frankenmuth, LLC	Delaware
Sabra Health Care Delaware, LLC	Delaware
Sabra Health Care Northeast, LLC	Delaware
Sabra Health Care Pennsylvania, LLC	Delaware
Sabra Health Care Virginia, LLC	Delaware
Sabra Health Care Virginia II, LLC	Delaware
Sabra Texas GP, LLC	Texas
Sabra Texas Properties, L.P.	Texas
Sabra Texas Properties II, L.P.	Texas
Sabra Texas Properties III, L.P.	Texas
Sabra Texas Properties IV, L.P.	Texas
Sabra-Sundara Master Developer, LLC	Delaware
Sabra Texas Holdings GP, LLC	Texas
Sabra Texas Holdings, L.P.	Texas
Frisco Square Boulevard Medical Master Condominium Association, Inc. (Joint Venture)	Texas
Shavano Park Health Care Partners, LLC (Joint Venture)	Delaware
Meridian Shavano Park AL/ALZ RE, LP (Joint Venture)	Texas
HEB Health Care Partners, LLC (Joint Venture)	Delaware
Knoxville Healthcare Partners, LLC (Joint Venture)	Delaware
Lafayette Healthcare Partners, LLC (Joint Venture)	Delaware
Sabra Michigan, LLC	Delaware
Sabra Midland LLC	Delaware
Sabra New Braunfels Preferred Equity, LLC	Delaware
TSL NB PropCo, LLC (Joint Venture)	Delaware
Sabra Phoenix Wisconsin, LLC	Delaware
Sabra TRS Holdings, LLC	Delaware
SbraREIT Assisted Living I, ULC	Nova Scotia, Canada
Sabra Health Care Investments, LP	Delaware
Sabra 1717 Preferred Equity, LLC	Delaware

Sabra LBG 1717 JV, LLC (Joint Venture)	Delaware
1717 Senior Living, LLC (Subsidiary of Joint Venture)	Indiana
1717 Senior Partners, LLC (Subsidiary of Joint Venture)	Indiana
Sabra Clarksville Preferred Equity, LLC	Delaware
Sabra LBG Clarksville JV, LLC (Joint Venture)	Delaware
Clarksville Senior Partners, LLC (Subsidiary of Joint Venture)	Indiana
Sabra McCordsville Preferred Equity, LLC	Delaware
Sabra LBG McCordsville, LLC (Joint Venture)	Delaware
McCordsvilleSenior Partners, LLC (Subsidiary of Joint Venture)	Indiana
Sabra Canadian Holdings, LLC	Delaware
Sabra Canadian GP I, Inc.	British Columbia, Canada
Sabra Canadian GP II, Inc.	British Columbia, Canada
Sabra Canadian GP III, Inc.	British Columbia, Canada
Sabra Canadian GP IV, Inc.	British Columbia, Canada
Sabra Canadian Properties I, Limited Partnership	British Columbia, Canada
2100 Benvoulin Court Holdings, Inc.	British Columbia, Canada
3211 Alexis Park Drive Holdings, Inc.	British Columbia, Canada
Sabra Canadian Properties II, Limited Partnership	British Columbia, Canada
870 Westminster Ave. Holdings, Inc.	British Columbia, Canada
Sabra Canadian Properties III, Limited Partnership	British Columbia, Canada
2829-34th Street Holdings, Inc.	British Columbia, Canada
Sabra Canadian Properties IV, Limited Partnership	British Columbia, Canada
317 Winnipeg St. Holdings, Inc.	British Columbia, Canada
SbraREIT Canadian GP V Inc.	Nova Scotia, Canada
SbraREIT Canadian Properties V, Limited Partnership	Alberta, Canada
Sabra BRP Celebration JV, LLC (Joint Venture)	Delaware
Sabra Phoenix TRS Venture, LLC	Delaware
Sabra Phoenix TRS Venture II, LLC	Delaware
Sabra Phoenix Holding, LLC (Joint Venture)	Delaware
Sabra Phoenix Marshfield, LLC (Subsidiary of Joint Venture)	Delaware